Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	TRUST F/B/O LAUDER AERIN & JANE U/A/D 12/15/76 BY ESTEE &JHL

Address of Joint Filer:	c/o Richard Parsons

9 West 57th Street, Suite 4700

New York, NY 10019

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	5/21/2010

Designated Filer:	ZINTERHOFER AERIN LAUDER TRUST U/A/D 4/24/00

Joint Filer Information

Name of Joint Filer:	TRUST F/B/O LAUDER AERIN & JANE U/A/D 12/15/76 BY R S LAUDER

Address of Joint Filer:	c/o Richard Parsons

9 West 57th Street, Suite 4700

New York, NY 10019

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	5/21/2010

Designated Filer:	ZINTERHOFER AERIN LAUDER TRUST U/A/D 4/24/00

Joint Filer Information

Name of Joint Filer:	Aerin Lauder

Address of Joint Filer:	c/o The Estée Lauder Companies Inc.

767 Fifth Avenue

New York, NY 10153

Relationship of Joint Filer to Issuer:	Director

10% Owner

Issuer Name and Ticker or Trading Symbol:	The Estée Lauder Companies Inc. [EL]

Date of Earliest Transaction Required

to be Reported (Month/Day/Year):	5/21/2010

Designated Filer:	ZINTERHOFER AERIN LAUDER TRUST U/A/D 4/24/00